UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 3, 2014

PROS Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-141884	76-0168604
(Commission File Number)	(IRS Employer Identification No.)

3100 Main Street, Suite 900 Houston TX	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(713) 335-5151

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On December 3, 2014, PROS, Inc., a wholly-owned subsidiary of PROS Holdings, Inc. (the “Company”), entered into that certain Third Amendment (the “Amendment”) to the Credit Agreement, dated as of July 2, 2012 (the “Credit Agreement”) among PROS, Inc. as Borrower, several lenders from time to time parties thereto and Wells Fargo, N.A., as administrative agent.

The Amendment provides for amendments to, among other provisions, certain restricted payment covenants and cross-default events of default to accommodate certain note hedge and warrant transactions and certain convertible notes to be issued in connection with the Company’s private offering of $125 million aggregate principal amount of 2.00% Convertible Senior Notes due 2019 in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment that is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01    Other Events

On December 5, 2014, the Company issued a press release regarding the pricing of a private offering of $125,000,000 aggregate principal amount of 2.00% Convertible Senior Notes due 2019 to be issued by the Company pursuant to Rule 144A under the Securities Act of 1933, as amended. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1	Third Amendment to Credit Agreement, dated December 3, 2014, by and among Wells Fargo Bank, National Association, as administrative agent, the Lenders party thereto, and PROS, Inc.
99.1	Press Release dated December 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROS HOLDINGS, INC.

Date: December 5, 2014
/s/ Damian Olthoff
Damian Olthoff
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Third Amendment to Credit Agreement, dated December 3, 2014, by and among Wells Fargo Bank, National Association, as administrative agent, the Lenders party thereto, and PROS, Inc.
99.1	Press Release dated December 5, 2014